Exhibit 10.2 Form of Cash Settled Stock Appreciation Right Agreement for the Company’s Employees

SHARE APPRECIATION RIGHTS AWARD AGREEMENT

THIS SHARE APPRECIATION RIGHTS AWARD AGREEMENT (this “Agreement”) is made and entered into effective as of [date] (the “Date of Grant”) by and between FreightCar America, Inc., a Delaware corporation (the “Company”), and [name] (the “Participant”).

WHEREAS, the Participant has been designated by the Compensation Committee of the Board of Directors of the Company (the “Committee”) to participate in the 2018 Long Term Incentive Plan (the “Plan”) (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan);

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Participant agree as follows:

1.    Grant. Pursuant to the Plan, all of the terms of which are incorporated herein by reference, unless otherwise provided herein, the Company hereby grants to the Participant, on the Date of Grant, [number] Share Appreciation Rights (the “SARs”). Each SAR entitles the Participant, upon the proper exercise of the SAR, and subject to the vesting restrictions of Section 4, to receive, upon exercise, a distribution in cash equal to the difference between the Fair Market Value of a Share on the Date of Grant (the “Grant Price”) and the Fair Market Value of a Share on the Date of Exercise. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern. In addition, the SARs and any cash acquired upon exercise of the SARs are subject to the Company’s compensation recoupment (or “clawback”) policy as in effect from time to time or as required by applicable law, including any retroactive recoupment.

2.    Grant Price. The Grant Price of each SAR shall be [state amount]1, subject to adjustment as provided in Section 4(g) of the Plan, which is the Fair Market Value of a Share on the Date of Grant.

3.    Term of SARs. The SARs may be exercised, subject to the recoupment, vesting, forfeiture, and Termination of Service provisions of Sections 1, 4, 5, and 6, only during the period commencing on the Date of Grant and continuing until the close of business on the tenth anniversary of the Date of Grant (the “SAR Period”). At the end of the SAR Period, the SARs shall terminate, unless sooner terminated or forfeited, as provided herein.

4.    Vesting and Exercisability. The Participant’s right to receive a distribution of cash under the SARs shall be exercisable only to the extent that the SARs have vested. Subject to Sections 6 and 9 below, the SARs shall vest and become exercisable pursuant to the following schedule (provided the Participant remains continuously employed by the Company until the applicable vesting date):

(a)    34% of the SARs vest on the first anniversary of the Date of Grant;

(b)    an additional 33% of the SARs vest on the second anniversary of the Date of Grant; and

(c)    the final 33% of the SARs vest on the third anniversary of the Date of Grant.

If the Participant incurs a Termination of Service (i) due to his or her death, all of the SARs shall vest on the date of the Participant’s death, or (ii) for any other reason, all

[1]	NTD: This shall be determined based upon the average of the high/low share price on the Date of Grant, which may be [date].

of the SARs that have not vested will be forfeited on the effective date of such Termination of Service. Neither the Company nor any of its Subsidiaries or Affiliates will have any further obligations to the Participant under this Agreement upon forfeiture and cancellation of the SARs.

5.    Restrictive Covenants.

(a)    Covenant Not to Compete. The Participant agrees that, during employment with the Company and for a period of twelve (12) months after termination, the Participant shall not, without the prior written consent of the Company, accept employment with, join or become affiliated with any business entity anywhere in North America that is engaged in direct competition with any business of the Company on the date of the Participant’s employment termination for which Participant worked or had responsibility during the Participant’s employment.

(b)    Covenant Not to Solicit Customers. The Participant agrees that, during employment with the Company and for a period of twelve (12) months after termination of employment with the Company, the Participant shall not, without the prior written consent of the Company, directly or indirectly solicit any current customer or prospective customer of the Company or any of its subsidiaries, with which the Participant had contact or knowledge of Confidential Information (as defined below) regarding during the last twelve (12) months of the Participant’s employment.

(c)    Covenant Not to Solicit Employees. The Participant agrees that, during employment with the Company and for a period of twenty-four (24) months after termination of employment with the Company, the Participant shall not, without the prior written consent of the Company, directly or indirectly solicit any current employee of the Company or any of its subsidiaries, or any individual who becomes an employee on or before the date of the Participant’s termination of employment from the Company, to leave such employment.

(d)    Covenant Not to Disclose or Use of Confidential Information. The Participant recognizes that the Participant will have access to confidential information, trade secrets, proprietary methods and other data which are the property of and integral to the operations and success of the Company (“Confidential Information”) and therefore agrees to be bound by the provisions of this Section 5(d), which both the Company and the Participant agree and acknowledge to be reasonable and to be necessary to the Company. In recognition of this fact, the Participant agrees that the Participant will not disclose any Confidential Information (except (i) information which becomes publicly available without violation of this Agreement, (ii) information which the Participant did not know and should not have known was disclosed to the Participant in violation of any other person’s confidentiality obligation and (iii) disclosure required in connection with any legal process (after giving the Company the opportunity to dispute such requirement)) to any person, firm, corporation, association or other entity, for any reason or purpose whatsoever, nor shall the Participant make use of any such information for the benefit of any person, firm, corporation or other entity except the Company. The Participant’s obligation to keep all such information confidential shall be in effect during and for a period of twenty-four (24) months after the termination of the Participant’s employment with the Company; provided, however, that the Participant will keep confidential and will not disclose any trade secret or similar information protected under law as intangible property (subject to the same exceptions set forth in the parenthetical clause above) for so long as such protection under law is extended. For the avoidance of doubt, this Section 5(d) does not prohibit or restrict the Participant (or the Participant’s attorney) from responding to any inquiry about this Agreement or its underlying facts and circumstances by the Securities and Exchange Commission, the Financial Industry Regulatory Authority, any other self-regulatory organization or governmental entity, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Participant understands and acknowledges that the Participant does not need the prior authorization of the Company to make any such reports or disclosures and that the Participant is not required to notify the Company that the Participant has made such reports or disclosures.

(e)    Intellectual Property. For purposes of this Agreement, “Inventions” includes all improvements, inventions, designs, formulas, works of authorship, trade secrets, technology, computer programs, compositions, ideas, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or developed by the Participant, either alone or jointly with others, during the term of the Participant’s employment, including during any period prior to the Date of Grant. Except as defined in this Agreement, all Inventions that the Participant makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) during the Participant’s employment will be the sole property of the Company to the maximum extent permitted by law. The Participant agrees to assign such Inventions and all rights in them to the Company. Exemptions from this agreement to assign may be authorized in those circumstances where the mission of the Company is better served by such action, provided that overriding obligations to other parties are met and such exemptions are not inconsistent with other Company policies. Further, the Participant may petition the Company for license to make, market or sell an Invention.

(f)    Remedies. Participant acknowledges that monetary damages will not be an adequate remedy for the Company in the event of a breach of this Section 5, and that it would be impossible for the Company to measure damages in the event of such a breach. Therefore, Participant agrees that, in addition to other rights and remedies that the Company may have, the Company is entitled to an injunction preventing Participant from any breach of this Section 5, and Participant hereby waives any requirement that the Company post any bond in connection with any such injunction. Participant further agrees that injunctive relief is reasonable and necessary to protect a legitimate, protectable interest of the Company. In addition to the foregoing and any other penalties or restrictions that may apply under any employment agreement, state law, or otherwise, in the event of a breach of this Section 5, the Participant shall also forfeit all of the SARs granted under this Agreement, including SARs that have fully vested, and the Company shall have the right to recapture and seek repayment of any cash received upon the exercise of the SARs under this Agreement.

(h)    Blue Pencil. If the final judgment of a court of competent jurisdiction determines that the covenants contained in this Section 5, or any part hereof, is invalid or unenforceable, the parties agree that (i) the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or geographic area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, (ii) the parties shall request that the court exercise that power, and (iii) this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment or decision may be appealed.

(i)    Survival. The restrictive covenants and forfeiture provisions contained in this Section 5 shall survive the termination of Participant’s employment.

6.    Termination of Service.

(a)    If, during the SAR Period, the Participant has a Termination of Service for Cause (as defined in the Plan), the SARs shall immediately terminate and be forfeited.

(b)    If, during the SAR Period, the Participant experiences a Termination of Service by reason of the Company’s termination of the Participant without Cause, Participant’s termination of employment for Good Reason (other than a Qualifying Termination) or Participant’s voluntary resignation, the SARs shall be exercisable only to the extent that they were exercisable on the date of the Participant’s Termination of Service and shall terminate on the earlier of (i) ninety (90) calendar days following the date of the Participant’s Termination of Service or (ii) the end of the SAR Period.

(c)    If, during the SAR Period, the Participant experiences a Termination of Service by reason of the Participant’s (i) Disability, (ii) retirement or (iii) Qualifying Termination, the SARs shall be exercisable only to the extent that they were exercisable on the date of the Participant’s Termination of Service and shall terminate on the earlier of (i) one hundred and eighty (180) calendar days following the date of the Participant’s Termination of Service or (ii) the end of the SAR Period.

(d)    If, during the SAR Period, the Participant experiences a Termination of Service by reason of the Participant’s death, the SARs shall be fully vested and exercisable on the date of the Participant’s death and shall terminate on the earlier of (i) one hundred and eighty (180) calendar days following the date of the Participant’s death, or (ii) the end of the SAR Period.

7.    Exercise of SAR. In order to exercise the SARs, the Participant shall submit to the Secretary of the Company an instrument in writing specifying the number of SARs that are being exercised. The amount delivered to the Participant upon exercise of the SARs will be equal to the product of (a) the excess, if any, of the Fair Market Value of a Share on the Date of Exercise over the Grant Price, multiplied by (b) the number of SARs being exercised; provided, that the amount delivered to the Participant shall be subject to withholding as described in Section 13. Any amount due to the Participant upon exercise of the SARs will be paid in cash. The Participant shall not be entitled to any earnings on the value of the amount payable for the period between the Date of Exercise and the receipt of such payment.

8.    Conditions. The Participant will not have any of the rights of a shareholder with respect to the SARs. Notwithstanding anything herein to the contrary, the SARs will not be exercisable in whole or in part, if exercise may, in the opinion of counsel for the Company, violate the Securities Act of 1933, as amended (or other federal or state statutes having similar requirements), as it may be in effect at that time, or cause the Company to violate the terms of the Plan.

9.    Change of Control. In the event of a Change of Control, the terms of the Plan shall control.

10.    Non-Transferable. The SARs may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise disposed of or encumbered, except by will or the laws of descent, as provided in Section 6(d) of the Plan.

11.    No Obligation to Exercise. Neither the Participant nor any permissible transferee is or will be obligated by the grant of the SARs to exercise them.

12.    References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or guardian without regard to whether specific reference to such legal representative or guardian is contained in a particular provision of this Agreement or the Plan.

13.    Taxes. The Participant shall be responsible for all of Participant’s taxes required to be paid under applicable tax laws with respect to the SARs. The Company or any Affiliate is authorized to withhold from any distribution of cash, or any payroll or other payment, to the Participant, amounts of withholding and other taxes due in connection with the SARs. The amount of the withholding shall not exceed the Company’s maximum statutory withholding requirement.

14.    Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Participant represents that, in executing this Agreement, the Participant does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

15.    Amendment or Modification, Waiver. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, the SARs, prospectively or retrospectively; provided, however, that, without the consent of the Participant, no amendment, alteration, suspension, discontinuation or termination of the SARs may materially and adversely affect the rights of the Participant under the SARs. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

16.    Notices. Any notice to be given hereunder shall be in writing and shall be deemed given hereunder when delivered personally, sent by courier or telecopy, or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To the Participant at his or her last known address as shown on the records of the Company;

To the Company at:

FreightCar America, Inc.

125 South Wacker Drive

Suite 1500

Chicago, IL 60606

Attention: VP, General Counsel, Secretary & Human Resources

Any notice delivered personally or by courier under this Section 16 shall be deemed given on the date delivered and any notice sent by electronic means, telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date sent, telecopied, or mailed. The Company, in its sole discretion, may decide to deliver any documents related to current or future participation in the Plan or request Participant’s consent to participate in the Plan by electronic means. Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.    Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

18.    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.

19.    Jurisdiction and Venue. The Company and the Participant agree that the jurisdiction and venue for any disputes arising under, or any action brought to enforce, or otherwise relating to, this Agreement shall be exclusively in the courts in the State of Illinois, Cook County, including the Federal Courts located therein (should Federal jurisdiction exist), and the Company and the Participant hereby submit and consent to said jurisdiction and venue.

20.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21.    No Right to Continued Employment or Service. Neither the Plan nor any action taken thereunder shall be construed as giving the Participant the right to be retained in the employ or service of the Company or any of its Subsidiaries or Affiliates, nor shall it interfere in any way with the right of the Company or any of its Subsidiaries or Affiliates to terminate the Participant’s employment or service at any time.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.

FREIGHTCAR AMERICA, INC.	PARTICIPANT:

By:

Name:	Name:
Title:	Title: